Exhibit 10.1

Execution Version

sponsor support AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 23, 2023, by and among 10XYZ Holdings LP, a Delaware limited partnership (“Sponsor”), TenX Keane Acquisition, a Cayman Islands exempted company (which will migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”, and following the Closing, the “Surviving Corporation”). Sponsor, Parent, the Company and SpinCo are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

A. As of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,044,000 shares of Parent Common Stock and 394,000 Parent Rights.

B. Contemporaneously with the execution and delivery of this Agreement, Parent, TenX Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company, and SpinCo have entered into an Agreement and Plan of Merger and Reorganization (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof.

C. Upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL, following the Domestication, Merger Sub will merge with and into SpinCo (the “Merger”), and SpinCo will continue as the surviving company in the Merger.

D. As an inducement to Parent, the Company and SpinCo to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Binding Effect of Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Sponsor agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Section 7.7(e) (Permitted Activities and Exclusivity) or Section 7.8 (Public Announcements) of the Merger Agreement if such action were taken by Parent.

2. No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Parent Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Common Stock, Parent Rights or any other shares of capital stock or warrants of Parent that Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

3. New Shares. In the event that, including in respect of the Domestication, (a) any Parent Common Stock, Parent Unit, Parent Right, Domesticated Parent Common Stock, Domesticated Parent Right or other equity securities of Parent are issued to Sponsor after the date of this Agreement pursuant to (i) any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Common Stock or Parent Rights of, on, or affecting the Parent Common Stock or Parent Rights owned by Sponsor or otherwise, or (ii) by conversion pursuant to the terms of the promissory notes issued, or to be issued, to the Sponsor by Parent evidencing the Sponsor’s deposits of up to and aggregate of $2,115,000 into the Trust Account to extend the timeline to complete a business combination (each an “Extension Promissory Note” and, collectively, the “Extension Promissory Notes”); provided, that such conversion of the Extension Promissory Notes shall occur only to the extent any amounts remain outstanding under the Extension Promissory Notes after taking into account any reimbursements paid to the Sponsor in respect of outstanding amounts under the Extension Promissory Notes pursuant to Section 7 below, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Parent Common Stock, Parent Rights or other equity securities of Parent after the date of this Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other equity securities of Parent after the date of this Agreement (such Parent Common Stock, Parent Units, Parent Rights or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Parent Common Stock or Parent Rights owned by Sponsor as of the date hereof.

4. Support Agreements.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, Sponsor shall (i) appear at each such meeting or otherwise cause all of its Parent Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities:

(i) in favor of each of the Transaction Proposals and in favor of any proposal in respect of an Extension Amendment;

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(ii) against (or otherwise withhold written consent of, as applicable) any Business Combination or any proposal relating to a Business Combination (in each case, other than as contemplated by the Merger Agreement);

(iii) against (or otherwise withhold written consent of, as applicable) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the Merger Agreement and the transactions contemplated thereby);

(iv) against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of Parent (other than in connection with the Merger Agreement and the transactions contemplated thereby); and

(v) against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Section 8.1(c), Section 8.1(f), or Section 8.2 of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing, and shall not deposit any of its Parent Common Stock in a voting trust, grant any proxy or power of attorney with respect to any of its Parent Common Stock or subject any of its Parent Common Stock to any arrangement or agreement with respect to the voting of such Parent Common Stock unless specifically requested to do so by the Company and Parent in writing in connection with the Merger Agreement, the Transaction Documents or the transactions contemplated thereby.

(b) Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of October 13, 2022, by and among Sponsor, Parent and its directors and officers (the “Sponsor Letter”).

(c) Sponsor agrees that, if Parent seeks shareholder approval of the transactions contemplated by the Merger Agreement or any Transaction Documents, Sponsor shall not redeem any Subject Securities owned by it in conjunction with such shareholder approval or the transactions contemplated thereby.

(d) During the period commencing on the date hereof and ending on the Expiration Time, Sponsor shall not modify or amend any Contract between or among Sponsor or any of its Affiliates (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand.

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5. Payment Obligations of Parent Transaction Expenses at Closing. On the Closing Date, in connection with the Effective Time, Sponsor shall pay in full, by wire transfer of immediately available funds, any Parent Estimated Transaction Expenses in excess of $500,000, in accordance with the Payment Schedule.

6. Payment Obligations of Parent Transaction Expenses post-Closing.

(a) Within ninety (90) days following the Closing Date, the Surviving Corporation will prepare and deliver to Sponsor a statement (the “Closing Statement”) containing the actual amount of all Parent Transaction Expenses (including those invoiced following the Closing). The Surviving Corporation shall provide Sponsor with reasonable access to its books and records as may be reasonably requested by Sponsor to verify the information contained in the Closing Statement.

(b) Dispute Resolution.

(i) Within thirty (30) days following Sponsor’s receipt of the Closing Statement, Sponsor will deliver written notice to the Surviving Corporation of any dispute with respect to the Closing Statement, setting forth such disputed item in reasonable detail (a “Closing Statement Dispute”). If Sponsor does not notify the Surviving Corporation of any Closing Statement Dispute within such thirty (30)-day period, then the Closing Statement and the determinations and calculations of the Parent Transaction Expenses set forth therein will be final, conclusive and binding on the Parties. If Sponsor delivers to the Surviving Corporation a Closing Statement Dispute, then Sponsor and the Surviving Corporation will negotiate in good faith to resolve all disputed matters set forth in the Closing Statement Dispute. If Sponsor and the Surviving Corporation, notwithstanding such good faith effort, fail to resolve the Closing Statement Dispute within thirty (30) days (or longer, as mutually agreed to by such Parties in writing) after Sponsor delivers to the Surviving Corporation notice of the Closing Statement Dispute, then Sponsor and the Surviving Corporation jointly will mutually agree on and jointly engage an independent auditor that is experienced in such matters (the “Independent Auditor”) to promptly resolve any and all unresolved matters of the Closing Statement Dispute.

(ii) The Independent Auditor shall consider only those items and amounts set forth in the Closing Statement Dispute that are identified by either Sponsor or the Surviving Corporation as being items that Sponsor and the Surviving Corporation are unable to resolve. As promptly as practicable thereafter, Sponsor and the Surviving Corporation will each prepare and submit a written presentation to the Independent Auditor (each of which will be shared with the other party, but not until such time that both Parties have submitted their presentations) and will use commercially reasonable efforts to cause the Independent Auditor to make a final determination with respect to the Parties’ respective positions based upon the applicable language, definitions and Exhibits of the Merger Agreement, and the presentations by Sponsor and the Surviving Corporation.

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(iii) In resolving any disputed item, the Independent Auditor will be bound by the terms of this Agreement and the Merger Agreement, will serve as an expert and not an arbitrator, and will not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Except as Sponsor and the Surviving Corporation may otherwise agree, all communications between any Party or its respective Representatives, on the one hand, and the Independent Auditor, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating Party (except in such cases where both Parties are submitting a presentation). The fees, costs and expenses of the Independent Auditor will be borne by Sponsor and the Surviving Corporation in inverse proportion, as determined by the Independent Auditor, as they may prevail on the matter resolved by the Independent Auditor. Absent fraud, all determinations made by the Independent Auditor will be final, conclusive and binding on the Parties. The Parties agree that judgment may be entered upon the determination of the Independent Auditor in any court having jurisdiction over the party against which such determination is to be enforced.

(iv) If the Parent Transaction Expenses (as finally determined pursuant to this Section 6(b)) is greater than the Parent Estimated Transaction Expenses and greater than $500,000, then Sponsor will pay by wire transfer of immediately available funds to Parent, an amount in cash equal to (A) the amount by which the Parent Transaction Expenses exceeds $500,000 minus (B) the amount, if any, that Sponsor paid at Closing in respect of Parent Estimated Transaction Expenses pursuant to Section 5 above.

(v) Any payment required pursuant to this Section 6(b) will be made within five (5) Business Days after the date of final determination of the Parent Transaction Expenses in accordance with this Section 6(b).

(vi) Each party will reasonably cooperate with and make available to the other party and its respective accountants and other Representatives all information, records, data and working papers, and will permit access to its records, facilities and personnel, as may be reasonably requested in connection with this Section 6(b), including the resolution of any matters or disputes hereunder.

(vii) Unless otherwise required by applicable Law, the Parties agree that any payments made pursuant to this Section 6(b) will be treated as an adjustment to the Merger Consideration for all Tax purposes.

7. Payment Obligations of Parent after the Closing.

(a) After the Closing and upon the liquidation of the Trust Account in accordance Section 1(i) of the Trust Agreement, Parent shall pay or cause to be paid to the Sponsor the amounts due and payable under the Extension Promissory Notes, by wire transfer of immediately available funds within five (5) business days after the Closing, as provided in this Section 7. Parent’s obligation to pay or cause to be paid to the Sponsor such amounts only will arise if each of the following conditions has been satisfied:

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(i) the Parent Common Stock (or Domesticated Parent Common Stock, as the case may be) must have redeemed from each Public Shareholder (as such term is defined in the Trust Agreement) that properly elected to have his, her, or its Parent Common Stock redeemed;

(ii) at least $2,000,000 or more of the liquidated Trust Account Property (as such term is defined in the Trust Agreement) must remain after payment in full for all such redemptions described in Section 7(a)(i); and

(iii) Parent must have reimbursed the Company pursuant to Section 7.16(b)(iii) of the Merger Agreement (the “Company Extension Fee Reimbursement”).

(b) If each of the conditions specified in Sections 7(a) are satisfied, then the Parent will reimburse the Sponsor the amounts due and payable under the Extension Promissory Notes to the extent any amounts remain of the liquidated Trust Account Property after giving effect to the payments from the liquidated Trust Account Property specified in Sections 7(a)(i) and Section 7(a)(iii). If (i) the amount remaining in the liquidated Trust Account Property after payment in full of the amounts required to redeem Parent Common Stock (or Domesticated Parent Common Stock, as the case may be) as described in Section 7(a)(i) is less than $2,000,000 or (ii) the Company Extension Fee Reimbursement is not paid in full, Parent will not be obligated to make any payment to Sponsor in respect of the Extension Promissory Notes, and all amounts remaining under the Extension Promissory Notes will be convertible into Domesticated Parent Common Stock in accordance with Section 3(a)(ii) above and the terms of the Extension Promissory Notes. If, after the Company Extension Fee Reimbursement has been paid in full, the amount of liquidated Trust Account Property remaining is not sufficient to repay the total amount due and payable under the Extension Promissory Notes, Parent shall pay such remaining amount of the liquidated Trust Account Property to the Sponsor, and any unpaid portion remaining under the Extension Promissory Notes will be convertible into Domesticated Parent Common Stock in accordance with Section 3(a)(ii) above and the terms of the Extension Promissory Notes. The remaining liquidated Trust Account Property will serve as the only source of funds for purposes of any payments to the Sponsor under this Section 7.

8. No Actions. Sponsor hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of Parent in connection with this Agreement, the Transaction Proposals, the Merger Agreement or the transactions contemplated thereby.

9. Permitted Disclosure. Sponsor hereby authorizes each of Parent, the Company, and their respective Subsidiaries to publish and disclose, in any announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, Sponsor’s identity and ownership of equity securities of Parent and Sponsor’s obligations under this Agreement.

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10. Anti-Dilution Waiver. Sponsor hereby agrees that Sponsor shall waive, and hereby does waive, any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law or pursuant to any Contract between or among Sponsor or any Affiliate of Sponsor (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.

11. Stop Orders. Parent hereby agrees to (a) place a revocable stop order on Sponsor’s Parent Common Stock, including those which may be covered by a registration statement, and (b) notify Parent’s transfer agent in writing of such stop order and the restrictions on such Parent Common Stock and direct Parent’s transfer agent not to process any attempts by Sponsor to transfer any Parent Common Stock; for the avoidance of doubt, the obligations of Parent under this Section 11 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on Sponsor’s Parent Common Stock.

12. No Inconsistent Agreement. Sponsor hereby agrees and represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

13. Further Assurances. Sponsor shall execute and deliver such documents and take such action necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

14. A&R Registration Rights Agreement. On the Closing Date, Sponsor shall deliver to Parent and the Company a duly executed copy of the A&R Registration Rights Agreement.

15. Representations and Warranties of Sponsor. Sponsor represents and warrants to Parent and the Company as follows:

(a) Organization; Due Authorization. Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Sponsor.

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(b) Ownership. Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of its Parent Common Stock and Parent Rights, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Common Stock and Parent Rights (other than transfer restrictions under the Securities Act)) affecting any such Parent Common Stock or Parent Rights, or after the Domestication, any Domesticated Parent Common Stock or Domesticated Parent Right, other than Liens pursuant to (i) this Agreement, (ii) Parent’s and Sponsor’s Governing Documents, (iii) the Merger Agreement, (iv) the agreements entered into by Sponsor with Parent in connection with Parent’s initial public offering or (v) any applicable securities Laws. Sponsor’s Parent Common Stock and Parent Rights are the only equity securities in Parent owned of record or beneficially by Sponsor on the date of this Agreement, and none of Sponsor’s Parent Common Stock or Parent Rights are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Common Stock or Parent Rights, except as provided hereunder and pursuant to the Sponsor Letter. Other than the Parent Rights and the Parent Common Stock, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or Sponsor’s Parent Common Stock or Parent Rights), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its, his or her obligations under this Agreement. Sponsor has not instigated an action regarding the transactions contemplated in the Merger Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by Sponsor, for which Parent or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule 2.1(f) hereto, neither Sponsor nor, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or more is party to, or has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

(g) Acknowledgment. Sponsor understands and acknowledges that each of Parent, the Company and SpinCo is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement.

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16. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Sponsor, Parent and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any breach of this Agreement prior to such termination. Sections 15 through 25 shall survive the termination of this Agreement.

17. Amendment. This Agreement cannot be amended, except by a writing signed by each of the Parties, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

18. Assignment. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Parties. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

20. Jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (d) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 20.

21. Specific Performance. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity.

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22. Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service on the date of delivery; (b) if by fax or email, on the date that transmission is confirmed electronically; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) if to the Company or SpinCo, to:

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, NJ 07016

Attention:	Jaime Bartushak
Email:	jbartushak@citiuspharma.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suit 300

Raleigh, North Carolina 27607

Attention:	David Creekman
Alec Donaldson
Email:	dcreekman@wyrick.com
adonaldson@wyrick.com

(b) if to Parent, to:

TenX Keane Acquisition

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang
Email:	tzhang@ascendantga.com

with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

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(c) if to Sponsor, to:

10XYZ Holdings LP, a Delaware limited partnership

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Taylor Zhang
Email:	tzhang@ascendantga.com

with a copy (which shall not constitute notice) to:

The Crone Law Group

420 Lexington Avenue, Suite 2446

New York, New York 10170

Attention:	Tammara Fort
Samara Thomas
Email:	tfort@cronelawgroup.com
sthomas@cronelawgroup.com

23. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

24. Entire Agreement. This Agreement together with the agreements referenced herein set forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related hereto (whether written or oral).

25. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

26. Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each Party acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each Party further acknowledges that such Party has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

[SIGNATURE PAGES FOLLOW]

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In Witness Whereof, Sponsor, Parent, the Company and SpinCo have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

10XYZ Holdings LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Manager

PARENT:

TenX Keane Acquisition

By:	/s/ Xiaofeng Yuan
Name:	Xiaofeng Yuan
Title:	Chief Executive Officer and Chairman

COMPANY:

Citius Pharmaceuticals, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board

SPINCO:

Citius Oncology, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board